UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

MarineMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	1-14173	59-3496957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Brooker Creek Boulevard
Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 727 531-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HZO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2026, MarineMax, Inc. (the “Company”) and its subsidiaries refinanced its existing Credit Agreement with Manufacturers and Traders Trust Company, as Administrative Agent, Wells Fargo Commercial Distribution Finance, LLC , as Floor Plan Agent, Swingline Lender and Issuing Bank, and the lenders party thereto, dated August 8, 2022, as amended from time to time, evidencing a $950 million floor plan facility (the “Existing Credit Facility”). The Company refinanced the Existing Credit Facility with a new facility (the “New Credit Facility”) pursuant to an Amended and Restated Credit Agreement with Manufacturers and Traders Trust Company as Administrative Agent, Swingline Lender, and Issuing Bank, Wells Fargo Commercial Distribution Finance, LLC, as Floor Plan Agent, and the lenders party thereto (the “New Credit Agreement”). The New Credit Agreement, among other things, maintains the size of the floor plan facility at $950 million and establishes a revolving credit facility in the maximum amount of $150 million (including a $20 million swingline facility and a $20 million letter of credit sublimit), a $302.5 million term loan facility and an $85 million delayed draw mortgage loan facility. The maturity of each of the facilities is June 2031. The interest rate is (a) for amounts outstanding under the floor plan facility, 3.25% above the one month secured term rate as administered by the CME Group Benchmark Administration Limited (CBA) (“SOFR”), (b) for amounts outstanding under the revolving credit facility or the term loan facility, a range of 1.50% to 2.0%, depending on the total net leverage ratio, above the one month, three month, or six month term SOFR rate, and (c) for amounts outstanding under the mortgage loan facility, 2.20% above the one month, three month, or six month term SOFR rate. The alternate base rate with a margin is available for amounts outstanding under the revolving credit, term, and mortgage loan facilities and the Euro Interbank Offered Rate plus a margin is available for borrowings in Euro or other currencies other than dollars under the revolving credit facility.

The New Credit Facility is secured by the Company’s personal property assets, including inventory and related accounts receivable. The mortgage loans will also be secured by the real estate pledged as collateral for such loans. Substantially all of the lenders under the New Credit Facility (or their affiliates) have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letters of credit and bank guarantee facilities, investment banking and trust services, and some may serve as a source of retail financing for the Company’s customers. In addition, some of the lenders under the New Credit Facility (or their affiliates) were also lenders under the Existing Credit Facility

This description of the New Credit Facility is qualified in its entirety by reference to the complete terms and conditions of the New Credit Facility which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2026.

Item 1.02 Termination of a Material Definitive Agreement.

To the extent that entering into the New Credit Facility constituted a termination of the Existing Credit Facility, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the New Credit Facility is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 30, 2026, the Company issued a press release announcing the New Credit Facility. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description

99.1	Press release of MarineMax, Inc., dated June 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

Date:	June 30, 2026	By:	/s/ Michael H. McLamb
Name: Michael H. McLamb Title: Executive Vice President, Chief Financial Officer and Secretary